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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 NetZero, Inc.
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              (Exact name of registrant as specified in its charter)

               Delaware                                  95-4644384
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         2555 Townsgate Road, Westlake Village, CA                   91361
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(Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
                 None                                         N/A
-------------------------------------  -----------------------------------------
-------------------------------------  -----------------------------------------
-------------------------------------  -----------------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / X /

Securities Act registration statement file number to which this form
relates:     333-82827                                          (if applicable)
        --------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
--------------------------------------------------------------------------------
                               (Title of Class)

--------------------------------------------------------------------------------
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of NetZero, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 67 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-82827 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

         The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-82827) and incorporated herein by this reference:


      Exhibit Description                                Form S-1 Exhibit Number
      -------------------                                -----------------------
(a)   Certificate of Incorporation of Registrant                   3.1

(b)   Bylaws of the Registrant                                     3.2

(c)   Specimen common stock certificate                            4.2

(d)   Amended and Restated Investors' Rights Agreement
      dated as of May 10, 1999 by and among the
      Registrant and the investors, officers and
      founders listed on Schedule A thereto                       10.24


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)  NetZero, Inc.
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Date   September 21, 1999
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By  /s/ Frederic A. Randall, Jr.
  ------------------------------------------------------------------------------
  Frederic A. Randall, Jr., Senior Vice President, Secretary and General Counsel